STEADFAST COMPANIES

Alcentra

STEADFAST ALCENTRA GLOBAL CREDIT FUND

Subscription Agreement

Faxable Form
877-756-1113

The undersigned hereby tenders this subscription and applies for the purchase of the dollar amount of common shares of beneficial interest (the "Shares") of STEADFAST ALCENTRA GLOBAL CREDIT FUND, a **Delaware** statutory trust (the "Fund"), set forth below.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS FORM, PLEASE CALL THE FUND AT 888-223-9951

1 Investment

Total Invested $ ____________________

$5,000 MINIMUM INITIAL INVESTMENT ($2,500 FOR QUALIFIED ACCOUNTS) $100 INCREMENTS THEREAFTER

☐ **Initial Investment**

☐ **Additional Investment**

____
EXISTING ACCOUNT NUMBER

☐ **Class A** ☐ **Class D** ☐ **Class T** ☐ **Class I**

☐ **Net of Upfront Commission**
(Only available for Class A Share purchases)

2 Ownership Type (check 1 box only)

NON-QUALIFIED:

☐ **Individual**

☐ **Joint Tenants w/ Right of Survivorship**[1]

☐ **Tenants in Common**[1]

☐ **Community Property**[1]

☐ **UGMA/UTMA** ____________________ STATE

☐ **Corporation or Limited Liability Company**[2]
☐ S-Corp ☐ C-Corp
Will default to S-Corp if not selected

☐ **Partnership**[2]

☐ **Trust**[3] ____________________ TRUST DATE

☐ **Other:** ____________________ SPECIFY

QUALIFIED:

☐ **Traditional IRA**

☐ **Roth IRA**

☐ **SEP IRA**

☐ **SIMPLE IRA**

☐ **Inherited IRA as Beneficiary for:** ____________________ NAME OF DECEASED OWNER

Custodian required. Complete and obtain Custodian Medallion Guarantee Signature in Section 7.

☐ **Qualified Pension**[4]

☐ **Profit Sharing Plan**[4]

☐ **Other:** ____________________ SPECIFY

Custodian or Plan Administrator required.

1. ALL PARTIES MUST SIGN
2. PLEASE ATTACH THE CORPORATE RESOLUTION CERTIFICATION FORM OR PAGES OF CORPORATE DOCUMENTS, AS APPLICABLE WHICH LISTS THE NAME OF CORPORATION/LLC, OFFICERS OR AUTHORIZED SIGNATORIES, SIGNATURES AND DATES
3. TRUSTEE OR CUSTODIAN SIGNATURE REQUIRED. PLEASE ATTACH THE TRUSTEE CERTIFICATION FORM OR PAGES OF TRUST/PLAN DOCUMENT, AS APPLICABLE, WHICH LISTS THE NAME OF TRUST/PLAN, TRUSTEES OR AUTHORIZED SIGNATORIES, SIGNATURES AND DATES
4. PLEASE INCLUDE PLAN DOCUMENTS

3 Investor(s) Information

3a

INVESTOR OR TRUSTEE NAME ____________________

JOINT INVESTOR OR TRUSTEE NAME ____________________

INVESTOR DATE OF BIRTH ____________________

JOINT INVESTOR DATE OF BIRTH ____________________

INVESTOR SOCIAL SECURITY OR TAX ID # ____________________

JOINT INVESTOR SOCIAL SECURITY OR TAX ID # ____________________

INVESTOR CITIZENSHIP STATUS (CHECK ONE)
☐ US Citizen ☐ Resident Alien ☐ Non-Resident Alien

JOINT INVESTOR CITIZENSHIP STATUS (CHECK ONE)
☐ US Citizen ☐ Resident Alien ☐ Non-Resident Alien

Will default to US Citizen if not selected. If non-resident alien, investor(s) must submit the appropriate W-8 form (W-8BEN, W-8ECI, W-8EXP or W-8IMY) in order to make an investment.

3b

HOME ADDRESS (NO PO BOX) ____________________

CITY ____________________ STATE ________ ZIP ________

DAYTIME PHONE ____________________

EVENING PHONE ____________________

ELECTRONIC COMMUNICATION (OPTIONAL)
I (we) elect to receive electronic delivery of shareholder communications from the Fund instead of receiving paper copies through the mail. I (we) understand that the Fund will send a paper copy of any shareholder communication that I (we) request and that I (we) may revoke this election at any time.

E-MAIL ____________________

3c

ALTERNATE MAILING ADDRESS (OR PO BOX) ____________________

CITY ____________________ STATE ________ ZIP ________

SAGC-FR18-0117

4 Investment Title

PLEASE PRINT NAMES IN WHICH SHARES OF COMMON STOCK ARE TO BE REGISTERED. INCLUDE TRUST NAME OR BUSINESS ENTITY, IF APPLICABLE. IF IRA OR QUALIFIED PLAN, INCLUDE BOTH CUSTODIAN AND INVESTOR NAMES AND TAX ID NUMBERS.
IF SAME AS SECTION 3A, WRITE "SAME".

TITLE LINE 1 ______________________________

TITLE LINE 2 ______________________________

TAX ID# (TAXABLE PARTY) ______________________________

5 Custodian/ Administrator Information

(Important: Send all paperwork directly to the custodian)

CUSTODIAN/ADMINISTRATOR NAME ______________________________

ADDRESS 1 ______________________________

ADDRESS 2 ______________________________

CITY ____________ STATE ____________ ZIP ____________

DAYTIME PHONE ______________________________

CUSTODIAN/ADMINISTRATOR TAX ID # ____________ INVESTOR'S ACCOUNT # WITH CUSTODIAN/ADMINISTRATOR ____________

Important Note About Proxy Voting: By signing this subscription agreement, Custodian/Administrator authorizes the investor to vote the number of shares of common stock of Steadfast Alcentra Global Credit Fund that are beneficially owned by the investor as reflected on the records of Steadfast Alcentra Global Credit Fund as of the applicable record date at any meeting of the shareholders of Steadfast Alcentra Global Credit Fund. This authorization shall remain in place until revoked in writing by Custodian/ Administrator. Steadfast Alcentra Global Credit Fund is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

6 Distribution Options (required)

CUSTODIAL ACCOUNTS: IF NO OPTION IS CHOSEN, OR CONFLICTING INFORMATION IS PROVIDED, DISTRIBUTIONS WILL BE PAID DIRECTLY TO CUSTODIAN.
ALL OTHER ACCOUNTS: IF NO OPTION IS CHOSEN, OR CONFLICTING INFORMATION IS PROVIDED, DISTRIBUTIONS WILL BE PAID TO THE ADDRESS IN 3B.

PERCENTAGE OF DISTRIBUTION. CHOOSE UP TO TWO. IF YOU SELECT MORE THAN ONE OPTION, THE SUM OF THE ALLOCATIONS MUST EQUAL 100%

______ % **Distribution Reinvestment Plan (DRIP)** In the event a DRIP is not offered, distributions will be sent to the address noted in Section 3b (or directly to the custodian, as applicable), unless otherwise indicated.

______ % **Mail to Home Address (noted in Section 3b)** Not available for custodial accounts.

______ % **Mail to Alternate Address (noted in Section 3c)** Not available for custodial accounts.

______ % **Mail to Custodian (noted in Section 5)**

______ % **Via Electronic Deposit (ACH)** Not available for custodial accounts.
I (we) hereby authorize the Fund or its agents to deposit distributions into the account listed below. I (we) further authorize the Fund to debit my (our) account in the event that the Fund erroneously deposits additional funds into my (our) account to which I am (we are) not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I (we) withdraw funds erroneously deposited into my (our) account before the Fund reverses such deposit, I (we) agree that the Fund has the right to retain any future distributions to which I am (we are) entitled until the erroneously deposited amount is recovered by the Fund.

FINANCIAL INSTITUTION NAME ______________________________ ☐ Checking **(attach a voided check)** ☐ Savings

ABA ROUTING NUMBER ____________ ACCOUNT NUMBER ____________

______ % **Alternate Payee** Not available for custodial accounts.
NAME OF BANK, BROKERAGE FIRM OR INDIVIDUAL ____________ ACCOUNT NUMBER ____________

DISTRIBUTION MAILING ADDRESS ______________________________

Must total 100% ______ %

CITY ____________ STATE ____________ ZIP ____________

7 Important Information (Rights, Certifications and Authorizations)

Substitute IRS Form W-9 Certification:
I (we) declare that the information supplied in this Subscription Agreement is true and correct and may be relied upon by the Fund in connection with my (our) investment in the Fund. Under penalties of perjury, each investor signing below certifies that (1) the number shown in the Investor Social Security Number/Taxpayer Identification Number field in section 4 of this Subscription Agreement is my correct Social Security Number/Taxpayer Identification Number (or I am waiting for a number to be issued to me); (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. person (including a non-resident alien). NOTE: You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

By signing below, you hereby acknowledge receipt of the prospectus of the Fund relating to the Shares for which you have subscribed, as supplemented and amended through the date hereof (as so supplemented and amended, the "Prospectus"), prior to the signing of this Subscription Agreement. The Prospectus is available at www.sec.gov. You acknowledge that you have reviewed the Prospectus carefully before making any investment decisions. You agree that if your subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the Prospectus. You agree that subscriptions will be effective only upon the Fund's acceptance and that the Fund reserves the right to reject any subscription in whole or in part. You also acknowledge that subscriptions generally will be accepted or rejected within 15 days of receipt in good order by the Fund. Investors generally will be admitted no later than the first closing after acceptance.

By signing below, you also acknowledge that you have been advised that the assignability and transferability of the Shares is restricted and governed by the terms of the Prospectus; there are risks associated with an investment in the Shares and you should rely only on the information contained in the Prospectus and not on any other information or representations from other sources; and you should not invest in the Shares unless you have an adequate means of providing for your current needs and personal contingencies and have no need for liquidity in this investment.

The Fund is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes your name, date of birth, permanent residential address and Social Security Number/Taxpayer Identification Number. The Fund may also ask you to provide other identifying documents. If you do not provide the required information, the Fund may not be able to open your account. By signing this Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. You further agree that the Fund may discuss your personal information and your investment in the Shares at any time with your then current financial advisor. If the Fund is unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if the Fund believes it has identified potentially criminal activity, the Fund reserves the right to take action as the Fund deems appropriate, which may include closing your account. The IRS does not require your consent to any provision of this Subscription Agreement other than the certifications required to avoid backup withholding.

By signing below, you also acknowledge that:

- An investment in the common shares of beneficial interest of the Fund (the "Shares") is not suitable for investors if they need access to themoney they invest. See "Liquidity Strategy" and "Investor Suitability."
- The Fund's shareholders should consider that they may not have access to the money they invest for an indefinite period of time. See "Liquidity Strategy."
- Unlike an investor in most closed-end funds, shareholders should not expect to be able to sell their Shares regardless of how the Fund performs.
- If a shareholder is able to sell their Shares, the shareholder likely will receive less than their purchase price and the then current net asset value per Share ("NAV per Share").
- Unlike most closed-end funds, the Shares are not listed on any securities exchange and the Fund may not seek to complete a liquidity event until two years following the termination of this offering or any follow-on offering.
- Shareholders will not have the opportunity to evaluate future Fund investments prior to purchasing Shares. As a result, the offering may be considered a "blind pool" offering.
- To provide shareholders with limited liquidity, the Fund intends to conduct quarterly repurchases of Shares beginning the first calendar quarter following the one-year anniversary of the satisfaction of the Fund's minimum offering requirement to raise at least $3,000,000 in proceeds from this offering within one year from the date of this prospectus (the "Minimum Offering Requirement"). Although the Fund has implemented a share repurchase program, it may be discontinued at any time and only a limited number of Shares are eligible for repurchase. The Fund currently intends to limit the number of Shares to be repurchased during any calendar year to the number of Shares the Fund can repurchase with the proceeds it receives from the issuance of Shares under its distribution reinvestment plan. In addition, the Fund will limit the number of Shares to be repurchased in any calendar year to 10% of the weighted average number of Shares outstanding in the prior calendar year, or 2.5% in each quarter, though the actual number of Shares that the Fund offers to repurchase may be less in light of the limitations noted above. Shareholders that tender their Shares within one year of purchase will be subject to an early withdrawal charge of 2.0%. See "Share Repurchase Program."
- The Fund's distributions may be funded from unlimited amounts of offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to the Fund for investment. Any capital returned to shareholders through distributions will be distributed after payment of fees and expenses, as well as selling commissions and/or dealer manager fees, if applicable.
- Even if the Fund does eventually list its Shares, shares of closed-end funds frequently trade at a discount to NAV per Share and this creates a risk of loss for investors who purchase Shares at the offering price. This risk is separate and distinct from the risk that the Fund's NAV per Share will decrease.

INVESTOR(S) / CUSTODIAN SIGNATURE

SIGNATURE OF INVESTOR	PRINT OR TYPE NAME OF INVESTOR	DATE (Required)
X		
SIGNATURE OF JOINT INVESTOR (if applicable)	PRINT OR TYPE NAME OF JOINT INVESTOR (if applicable)	DATE (Required)
X		
CUSTODIAN MEDALLION SIGNATURE GUARANTEE	PRINT OR TYPE NAME OF AUTHORIZED SIGNATURE (Custodian or Trustee)	DATE (Required)

MUST BE SIGNED BY CUSTODIAN(S) IF IRA OR QUALIFIED PLAN (STEADFAST CAPITAL MARKETS AND ITS AFFILIATES DO NOT ACT AS IRA CUSTODIANS)

The undersigned confirm on behalf of the Broker-Dealer or Financial Institution that they (i) are registered and/or properly licensed in the state in which the sale of the Shares to the investor executing this Subscription Agreement will be made; (ii) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (iii) have discussed such investor's prospective purchase of Shares with such investor; (iv) have advised such investor of all pertinent facts with regard to the fundamental risks of the investment, including the lack of liquidity and marketability of the Shares; (v) have delivered a current Prospectus and related supplements, if any, to such investor; (vi) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; (vii) will obtain and retain records relating to such investor's suitability for a period of six (6) years; and (viii) have reasonable grounds to believe that (A) the purchase of Shares is a suitable investment for such investor, (B) such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, (C) such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto and (D) such investor has an understanding of the fundamental risks of the investment, the background and qualifications of the persons managing the Fund and the tax consequences of purchasing and owning Shares. The undersigned Financial Representative further represents and certifies that, in connection with this subscription for Shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm's existing anti-money laundering program and customer identification program.

8 Financial Representative

8a

BROKER-DEALER OR RIA FIRM NAME (Required)

BROKER-DEALER OR RIA FIRM ADDRESS OR P.O. BOX

CITY | STATE | ZIP

BUSINESS PHONE (Required) | FAX

8b

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) (Required) | REPRESENTATIVE #(S) (Required)

REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX

CITY | STATE | ZIP

BUSINESS PHONE (Required) | FAX

E-MAIL ADDRESS

8c

☐ **REGISTERED INVESTMENT ADVISOR (RIA). NO SELLING COMMISSIONS ARE PAID ON THESE ACCOUNTS.**

CHECK ONLY IF INVESTMENT IS MADE THROUGH THE RIA IN ITS CAPACITY AS AN RIA AND NOT IN ITS CAPACITY AS A REGISTERED REPRESENTATIVE, IF APPLICABLE, WHOSE AGREEMENT WITH THE INVESTOR INCLUDES A FIXED OR "WRAP" FEE FEATURE FOR ADVISORY AND RELATED BROKERAGE SERVICES. IF AN OWNER OR PRINCIPAL OR ANY MEMBER OF THE RIA FIRM IS A FINRA LICENSED REGISTERED REPRESENTATIVE AFFILIATED WITH A BROKER-DEALER, THE TRANSACTION SHOULD BE CONDUCTED THROUGH THAT BROKER-DEALER, NOT THROUGH THE RIA.

8d

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) SIGNATURE(S) | DATE (Required)

X X

I HEREBY CERTIFY THAT I HOLD A SERIES 7 OR SERIES 6 FINRA LICENSE (OR THAT I AM A PROPERLY REGISTERED INVESTMENT ADVISOR), AND I AM PROPERLY REGISTERED IN THE INVESTOR STATE OF RESIDENCE.

BROKER DEALER SIGNATURE (IF REQUIRED BY BROKER DEALER) | DATE (Required)

X

PAYMENT INSTRUCTIONS

The Subscription Agreement, together with the full purchase price, should be delivered to the Fund by one of the following methods:

Standard Mail
PO Box 219097
Kansas City, MO
64121-9097

Express/Overnight
Steadfast Alcentra Global Credit Fund
c/o DST Systems, Inc.
430 W 7th St.
Kansas City, MO 64105-1407
(888) 223-9951

Faxable Form
877-756-1113

Wiring Instructions
UMB Bank, N.A.
1010 Grand Ave
Kansas City, MO 64106

Before Minimum Offering Requirement is met
ABA No: XXXXXX
Acct No: XXXXXXX
Acct Name: UMB Bank Escrow Agent
Steadfast Alcentra Global Credit Fund

After Minimum Offering Requirement is met
ABA No: XXXXXXX
Acct No: XXXXXXX
Acct Name: DST as Agent for
Steadfast Companies
Universal Account

ACCEPTABLE FORMS OF PAYMENT.
Please indicate method of payment below:

- ☐ Wire transfer
- ☐ Pre-printed personal check
- ☐ Cashier's check (with remitter's name imprinted)
- ☐ Business check for company/corporate account
- ☐ Trust check for trust accounts
- ☐ Custodial check for IRA or Non-IRA Custodial held accounts
- ☐ Check endorsed from other investment program (will be accepted if it meets the minimum investment requirement)

Checks should be made payable to
"UMB Bank, N.A., as escrow agent for Steadfast Alcentra Global Credit Fund"
or, after the Company meets the minimum offering requirement, to
"Steadfast Alcentra Global Credit Fund"
You should consult with your registered representative if you are unsure how to make your check payable.

WE CANNOT ACCEPT: Money orders, temporary (not pre-printed) checks or third party checks. If you need to verify whether a form of payment is acceptable, please call our Sales Desk at 877-525-SCMG (7264).